Exhibit 99.1

11730 Plaza America, Suite 700

Reston, VA 20190

News Release

Contacts:

Brian J. Clark, President

(703) 707-6751

Maureen Crystal, Vice President of Investor Relations

(703) 707-6777

mcrystal@nciinc.com

NCI Reports First Quarter 2012 Financial and Operating Results

RESTON, VA, May 2, 2012 – NCI, Inc. (NASDAQ:NCIT), a leading provider of information technology (IT), professional services and solutions to U.S. Federal Government agencies, today announced financial and operating results for the first quarter of 2012.

NCI’s first quarter revenue exceeded the high end of management’s previously issued guidance by approximately $2 million, Earnings per share exceeded the high end of guidance by $0.01.

First Quarter 2012 Results:

For the first quarter of 2012, NCI reported revenue of $99.1 million compared with first quarter 2011 revenue of $150.2 million, a decrease of 34.0%. The year-over-year decrease in revenue was due to the decline of approximately $27 million of BRAC-related and other non-core program revenue; a net decrease of $15 million in core revenue as a result of reductions of scope of work, the expiration of task orders and contracts and certain lost contract recompetes; and lower revenue under our PEO Soldier contract of approximately $9 million, among other factors.

General and administrative expenses for the first quarter of 2012 were $6.7 million, or 6.8% of revenue, compared with $5.8 million, or 3.8% of revenue for the first quarter of 2011. The increase was due to general and administrative expenses associated with programs attributable to AdvanceMed Corporation, which we acquired as of April 1, 2011; the timing of certain accrued expenses; greater allocation of information technology, facility and other corporate infrastructure expenses attributable to our reduced revenue base; higher stock compensation expense; and labor and fringe benefit costs associated with certain senior executive positions that were vacant in the first quarter of 2011.

Operating income for the first quarter of 2012 was $3.1 million, down from $9.7 million for the first quarter of 2011.

Operating margin for the first quarter of 2012 was 3.1% compared with operating margin of 6.5% for the first quarter of 2011. Operating margin for the first quarter of 2012 declined due to reduced absorption of indirect costs on the lower revenue base, reduced profitability on our PEO Soldier cost-plus fee bridge contract, and lower contract margins on new awards and recompetes as a result of cost-competitive pricing terms.

Net income for the first quarter of 2012 decreased to $1.6 million from $5.7 million in the first quarter of 2011. The decrease in net income year-over-year is attributable to the factors affecting operating income, higher interest expense, and a higher effective income tax rate. Diluted earnings per share for the first quarter of 2012 were $0.12 compared with $0.41 in the first quarter of 2011.

NCI reported total backlog at March 31, 2012 of $903 million, of which $203 million was funded. This compares with total backlog of $1.0 billion at December 31, 2011, of which $220 million was funded.

Days sales outstanding (DSO) at March 31, 2012 were 79 days compared with 76 days at December 31, 2011. The increase in DSO was due primarily to the timing of award fees, milestone payments, and contract funding modifications in the first quarter of 2012.

Management’s Outlook:

Based on the company’s current contract backlog and management’s estimate as to future tasking and contract awards, NCI is issuing guidance for its second quarter of 2012. Fiscal year 2012 guidance remains unchanged. The table below represents management’s current expectations about future financial performance, based on information available at this time:

	Fiscal Quarter Ending June 30, 2012	Fiscal Year Ending December 31, 2012
Revenue	$85 million - $90 million	$345 million - $375 million
Diluted EPS	$0.06 - $0.08	$0.20 - $0.38
Diluted projected share count	13.7 million	13.8 million

“We’ve spoken at length over the past year about the internal and external factors in order to explain – not excuse – the situation we are in,” said Charles K. Narang, NCI’s Chairman and CEO. “Our mission now is to take the lessons we have learned and essentially rebuild NCI. This effort will take time and resources. But I can say with confidence that we built NCI on values that are timeless: such as quality, integrity and customer service. These values will continue to define NCI. And they will carry over to a stronger, more focused company.”

“We continue to undergo significant change at NCI on all fronts, with particular emphasis on new business development,” said NCI’s President, Brian J. Clark. “The priority for NCI in 2012 continues to be focused on meeting or exceeding revenue and earnings expectations while rebuilding a more stable revenue base and positioning the company for more profitable growth in the future. This includes continuing to refine our infrastructure to efficiently support growth initiatives and provide the best possible return on investment.”

Conference Call Information

As previously announced, NCI will conduct a conference call today at 5 p.m. EST to discuss fiscal first-quarter 2011 results. Interested parties may access the call by dialing (877) 477-1422 (domestic) or (973) 582-2740 (international). The confirmation code for the live call is 42638947. The conference call will be broadcast simultaneously on the Investors page of the company’s website, www.nciinc.com. Investors are advised to log on to the website at least 15 minutes prior to the call to register, download and install any necessary audio software.

A replay of the call will be available beginning at 8 p.m. EST today and will remain available for a two-week period. To access the replay, call (855) 859-2056 (domestic) or (404) 537-3406 (international). The confirmation code for the replay is 42638947. A replay webcast will also be available on NCI, Inc.’s website shortly after the conclusion of the call.

About NCI, Inc.:

NCI is a leading provider of information technology (IT), and professional services and solutions to U.S. Federal Government agencies. We have ISO 9001:2008 and other industry-leading and globally recognized certifications. NCI’s award-winning expertise encompasses areas critical to its customers’ mission objectives, including enterprise systems management; network engineering; cybersecurity and information assurance; software development and systems engineering; program management and lifecycle support; engineering and logistics; health IT and informatics; and training and simulation. The company is a member of the Russell 2000 and S&P Small Cap 600 indexes. Headquartered in Reston, Virginia, NCI has approximately 2,300 employees and more than 100 locations worldwide. For more information, visit our website at www.nciinc.com or e-mail mcrystal@nciinc.com.

Forward-Looking Statement: Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with Federal Government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; a reduction in the overall U.S. Defense budget, volatility in spending authorizations for Defense and Intelligence-related programs by the U.S. Federal Government or a shift in spending to programs in areas where we do not currently provide services; Federal Government shutdowns (such as that which occurred during the Federal Government’s 1996 fiscal year), other potential delays in the Federal Government appropriations process, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011, risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of Federal Government audits of our government contracts; Government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); Federal Government agencies awarding contracts on a technically acceptable/lowest cost basis in order to reduce expenditures failure to successfully identify and integrate future acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions or to effectively integrate acquisitions appropriate to the achievement of our strategic plans; economic conditions in the United States, including conditions that result from terrorist activities or war; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency specific funding freezes, (v) competition for task orders under Government Wide Acquisition Contracts (GWACs), agency-specific Indefinite Delivery/Indefinite Quantity (IDIQ) contracts and/or schedule contracts with the General Services Administration; and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risks Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q.

Any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, any statements of the plans, strategies and objectives of management for future operations, the execution of cost reduction programs and restructuring and integration plans are also subject to factors that could cause actual results to differ materially from anticipated results.

The forward-looking statements included in this news release are only made as of the date of this news release and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Financial tables follow

NCI, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except per share data)

	0000	0000
	Three months ended March 31,
	2012	2011
Revenue	$99,076	$150,225

Operating costs and expenses:
Cost of revenue	87,445	133,256
General and administrative expense	6,744	5,759
Depreciation and amortization	1,773	1,308
Acquisition and integration related costs	—	201

Total operating costs and expenses	95,962	140,524

Operating income	3,114	9,701
Interest expense, net	450	197

Income before income taxes	2,664	9,504
Provision for income taxes	1,079	3,811

Net income	$1,585	$5,693

Earnings per common and common equivalent share:
Basic:
Weighted average shares outstanding	13,577	13,670

Net income per share	$0.12	$0.42

Diluted:
Weighted average shares outstanding	13,630	13,909

Net income per share	$0.12	$0.41

NCI, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	As of March 31, 2012	As of December 31, 2011
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$68	$2,819
Accounts receivable, net	85,803	95,075
Deferred tax assets, net	3,954	4,152
Prepaid expenses and other current assets	5,621	3,159

Total current assets	95,446	105,205

Property and equipment, net	15,114	15,495
Other assets	1,693	1,875
Intangible assets, net	9,071	9,717
Goodwill	150,322	150,322

Total assets	$271,646	$282,614

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$23,399	$30,018
Accrued salaries and benefits	17,112	18,717
Deferred revenue	1,035	1,987
Other accrued expenses	5,546	5,697

Total current liabilities	47,092	56,419

Long-term debt	50,500	54,000
Deferred tax liabilities, net	6,138	6,165
Other long-term liabilities	1,890	2,229

Total liabilities	105,620	118,813

Stockholders’ equity:
Class A common stock, $0.019 par value—37,500 shares authorized; 9,183 shares issued and 8,895 shares outstanding as of March 31, 2012, and 9,163 shares issued and 8,875 shares outstanding as of December 31, 2011	174	174
Class B common stock, $0.019 par value—12,500 shares authorized; 4,700 shares issued and outstanding as of March 31, 2012 and December 31, 2011	89	89
Additional paid-in capital	70,577	69,937
Treasury stock at cost— 288 shares of Class A common stock as of March 31, 2012 and December 31, 2011	(4,455)	(4,455)
Retained earnings	99,641	98,056

Total stockholders’ equity	166,026	163,801

Total liabilities and stockholders’ equity	$271,646	282,614

NCI, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Three months ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$1,585	$5,693
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,773	1,308
Loss (gain) on sale and disposal of property and equipment	5	(16)
Share-based payments	640	505
Deferred income taxes	171	107
Changes in operating assets and liabilities:
Accounts receivable, net	9,273	11,234
Prepaid expenses and other assets	(2,280)	(2,184)
Accounts payable	(6,619)	(23,775)
Accrued expenses	(3,047)	(124)

Net cash provided by (used in) operating activities	1,501	(7,252)

Cash flows from investing activities:
Purchases of property and equipment	(752)	(641)
Proceeds from sale of property and equipment	—	18

Net cash used in investing activities	(752)	(623)

Cash flows from financing activities:
Borrowings under credit facility	44,369	37,911
Repayments on credit facility	(47,869)	(32,011)
Principal payments under capital lease obligations	—	(17)
Proceeds from exercise of stock options	—	30
Excess tax deduction from exercise of stock options	—	(27)
Purchases of Class A common stock	—	—

Net cash (used in) provided by financing activities	(3,500)	5,886

Net change in cash and cash equivalents	(2,751)	(1,989)
Cash and cash equivalents, beginning of period	2,819	2,791

Cash and cash equivalents, end of period	$68	$802

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$448	$193

Income taxes	$2,087	$381

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